Exhibit 10

4.50% NON-CUMULATIVE PREFERRED STOCK, SERIES D

Certificate Number	Number of Shares of Series D Preferred Stock

CUSIP NO.: 860630 854

STIFEL FINANCIAL CORP.

4.50% Non-Cumulative Preferred Stock, Series D

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Stifel Financial Corp., a Delaware corporation (the “Company”), hereby certifies that [                ] (the “Holder”) is the registered owner of [                ] fully paid and non-assessable shares of the Company’s designated 4.50% Non-Cumulative Preferred Stock, Series D, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series D Preferred Stock”). The shares of Series D Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series D Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated July 21, 2021, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series D Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series D Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer and by its Chief Financial Officer this 22nd day of July, 2021.

STIFEL FINANCIAL CORP.

By:
Name:
Title:

By:
Name:
Title:

Series D

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series D Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:

Series D

REVERSE OF CERTIFICATE

Dividends on each share of Series D Preferred Stock shall be payable at the rate provided in the Certificate of Designations.

The shares of Series D Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series D Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series D Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Series D